SUBSCRIPTION AGREEMENT

Wallbox N.V.

Carrer del Foc, 68
Barcelona, Spain 08038

Ladies and Gentlemen:

Wallbox N.V., a limited liability company (naamloze vennootschap), having its official seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 83012559 and resident for tax purposes in Spain with address at Carrer del Foc 68, 08038 Barcelona, Spain (the “Company”) desires to issue to the undersigned, and the undersigned desires to subscribe for and accept from the Company, that number of Class A ordinary shares, nominal value €2.40 per share (the “Class A Shares”) set forth on the signature page hereto for a subscription price of $[•] per share (the “Per Share Price” and the aggregate of such Per Share Price for all Shares subscribed for by the undersigned being referred to herein as the “Subscription Price”), on the terms and subject to the conditions contained herein, (the “Subscription”). The Company and the undersigned acknowledge that the Subscription is entered into for the purpose of capitalizing the indebtedness outstanding under the bridge loan facility agreement entered between, among others, the parties dated April 8, 2026 (the “Loan Agreement”), in fulfillment of the provisions of its Section 8 (c) thereof. Accordingly, it is hereby agreed that (i) the “Subscription Price” shall be an amount equal to the total outstanding principal, accrued interest and any other amounts payable under the Loan Agreement as of the Closing Date (as defines in Section 2 herein below), and (ii) the number of Class A Shares to be issued shall be determined by dividing such Subscription Price by the Per Share Price, resulting in the number indicated in the respective signature page. The other lenders under the Loan Agreement and INSTRUMENTS FINANCERS PER A EMPRESES INNOVADORES, S.L. Unipersonal (IFEM) (each, an “Other Subscriber”) have entered into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which, among other things, if applicable, such investors have, severally and not jointly, together with the undersigned pursuant to this Subscription Agreement, agreed to subscribe for and accept an aggregate of [•] Class A Shares at the Per Share Price (each such investor, if any, including the undersigned, a “Subscriber” and together, the “Subscribers”). In connection therewith, the undersigned and the Company agree as follows:

1.
Subscription. Subject to the terms and conditions of this Subscription Agreement, (i) the undersigned hereby, severally and not jointly, irrevocably subscribes for and agrees to acquire from the Company such number of Class A Shares as is set forth on its respective signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein (the “Shares”); and (ii) the Company hereby irrevocably undertakes to issue and assign to the undersigned the Shares.
2.
Closing. The closing of the issuance of the Shares contemplated hereby (the “Subscription Closing”) is expected to occur on or about [•], 2026 (the “Closing Date”). On the Closing Date, the Subscription Price shall be fully satisfied by means of a set-off against the

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existing indebtedness owed by the Company to the undersigned under the Loan Agreement. This set-off in exchange for the Shares (i) shall constitute the full and definitive capitalization of the Loan Agreement and the obligation of the undersigned to subscribe for the Shares set out in the Loan Agreement and the document entitled “carta de compromiso de inversion” entered into on the same date among the undersigned, the Company and the Other Subscribers (the “Equity Commitment Letter”), (ii) shall be fully settled pursuant to the terms of Loan Agreement and the Equity Commitment Letter, with no additional disbursement or payment being due on the side of the undersigned. Consequently, upon the issuance of the Shares and the warrants referred to in the Equity Commitment Letter at the Closing Date, the Loan Agreement, the Equity Commitment Letter and all obligations thereunder shall be considered fully and irrevocably terminated and discharged. The Closing Date of this Agreement shall constitute the “Early Termination Date” for all purposes as such term is defined in the Loan Agreement (under limb (b) of the definition of Early Termination Date). On the Closing Date, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3 hereof, the Company shall deliver to the undersigned (i) the Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws as set forth herein), in the name of the undersigned (or its nominee in accordance with its delivery instructions) or to a custodian designated by the undersigned, as applicable, and (ii) if requested by the undersigned, a copy of the records of the Company’s transfer agent (the “Transfer Agent”) showing the undersigned (or such nominee or custodian) as the owner of the Shares on and as of the Closing Date.

For the purposes of this Subscription Agreement, “business day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York or any banks in Amsterdam, the Netherlands and the city of Madrid, Spain are closed.

3.
Closing Conditions.
a.
The obligations of the Company to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:
i.
all representations and warranties of the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to “materiality” or “Material Adverse Effect”, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing as though made on the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date), and consummation of the Subscription Closing shall constitute a reaffirmation by the undersigned of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing; and

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ii.
the undersigned shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied by the undersigned at or prior to the Subscription Closing.
b.
The obligations of the undersigned to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:
i.
all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to “materiality” or “Material Adverse Effect”, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing as though made on the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date), other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct as of such specified date in all respects), and consummation of the Subscription Closing shall constitute a reaffirmation by the Company to the undersigned of its representations, warranties and agreements contained in this Subscription Agreement as of the Subscription Closing;
ii.
the Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied by the Company at or prior to the Subscription Closing; and
iii.
there shall have been no amendment, waiver or modification to one or more of the Other Subscription Agreements that reasonably would be expected to benefit one or more of the Other Subscribers thereunder unless the undersigned has been offered the same benefits.
c.
The obligations of each of the Company and the undersigned to consummate the transactions contemplated hereunder are subject to the conditions that, at the Subscription Closing:
i.
no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no

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governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and
ii.
no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing.
4.
Further Assurances. At the Subscription Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Subscription Agreement.
5.
Company Representations and Warranties. The Company represents and warrants to the undersigned that:
a.
The Company has been duly organized and is validly existing under the laws of the Netherlands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
b.
The Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of any liens, charges or encumbrances (other than restrictions under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or under the laws of the Netherlands, or otherwise. All corporate (or other) action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and the other agreements and documents contemplated hereby, and to issue the Shares at the Closing, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, the performance of all obligations of the Company under this Agreement and the other agreements and documents contemplated hereby to be performed as of the Closing, and the issuance and delivery of the Shares has been taken.
c.
This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
d.
The issuance of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein

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will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement.
e.
The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings required by the Securities Act of 1933, as amended (the “Securities Act”), Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the U.S. Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by the New York Stock Exchange (“NYSE”) or Nasdaq in connection with the listing of the Shares, (iv) any filings required to be made with the trade register of the Dutch Chamber of Commerce in order to register the issuance of the Shares (if any) and (v) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.
f.
The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
g.
The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE under the symbol “WBX.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the NYSE. The Company has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.
h.
Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is

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required for the offer, issuance and sale of the Shares by the Company to the undersigned or to any Other Subscriber pursuant to the Other Subscription Agreements. The Shares offered hereby and pursuant to each Other Subscription Agreement (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.
i.
Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim, charge, investigation, arbitration or other proceeding, whether or not by or before any governmental authority, pending, or, to the knowledge of the Company, threatened against or involving the Company or its business or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.
j.
As of the date of this Subscription Agreement, the issued share capital of the Company consists of [•] Class A Shares, [•] Class B ordinary shares of the Company with a nominal value of €24 per share (“Class B Shares”), [•] warrants to purchase Class A Shares, [•] options to purchase Class A Shares or Class B Shares, and [•] restricted stock unit. As of the date of this Subscription Agreement, other than pursuant to the Other Subscription Agreements, and for the warrants to purchase Class A Shares and the options to purchase Class A Shares or Class B Shares described in the preceding sentence, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares or other equity interests in the Company (collectively, “Company Equity Interests”) or securities convertible into or exchangeable or exercisable for Company Equity Interests. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity, except as disclosed in the SEC Documents (as defined in Section 5.q.).
k.
Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Company or with or any other investor, and such Other Subscription Agreements have not been amended following the date of this Subscription Agreement and reflect the same Per Share Price and terms that are no more favorable to any such Other Subscriber thereunder than the terms of this Subscription Agreement. The Company shall not release any Other Subscriber (or any of its affiliates) under any Other Subscription Agreement from any of its material obligations thereunder or any other agreements (including side letters or similar agreements in respect thereof) with any Other Subscriber (or any of its affiliates) under any Other Subscription Agreement unless it offers a similar release to the undersigned with respect to any similar obligations it has hereunder.

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l.
Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Rule 4(a)(2) under the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.
m.
Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Shares, and assuming the accuracy of the representations and warranties of the undersigned herein and the representations and warranties of the Other Subscribers in the Other Subscription Agreements, the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
n.
The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
o.
Neither the Company, nor any person acting on its behalf has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned could become liable.
p.
The Company, and, to the knowledge of the Company, the officers, directors, employees, and agents of the Company, in each case, acting on behalf of the Company, currently are and have been in compliance in all material respects with all applicable Anti-Corruption Laws, (ii) the Company has not been convicted of violating any Anti-Corruption Laws or, to the knowledge of the Company, subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws and no such investigation is currently pending, (iii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority, and no such investigation or inquiry is currently pending, regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used in this Subscription Agreement, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.
q.
A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the Class A Shares under the Exchange Act (the “SEC Documents”) is available to the undersigned via the Commission’s EDGAR system. None of the SEC Documents contained, when filed or, if amended (such amendment to be deemed to supersede the applicable prior filings), as of the date of such amendment with respect to those disclosures that

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are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Class A Shares under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents.
r.
The Company owns or possesses or (with respect to the Company’s business as proposed to be conducted only) believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any conflict with, or infringement of, the rights of others, including prior employees or consultants; provided that the foregoing representation is made to the Company’s knowledge with respect to third party patents and trademarks only. “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other intellectual property or proprietary rights or processes of any other person, and the Company is not aware of any specific reason to believe that such an allegation may be forthcoming. To the Company’s knowledge with respect to third party patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other intellectual property or proprietary rights or processes, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any such intellectual property or proprietary rights of any other party. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. Each employee and consultant has assigned to the Company all intellectual property or proprietary rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property or proprietary rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for

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the Company. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to or outside the scope of their employment by the Company, including prior employees or consultants.
s.
The Company is not in violation or default (i) of any provisions of its charter documents (including its articles or bylaws), (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound which violation or default would have a Material Adverse Effect, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.
t.
Since the date of the most recent financial statements included in the SEC Documents made available to the undersigned via the Commission's EDGAR system, other than the transactions, events, circumstances and arrangements disclosed in the SEC Documents in connection with the Company's and its subsidiaries' restructuring and refinancing transactions, there has not been:
i.
any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in such financial statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;
ii.
any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;
iii.
any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;
iv.
any sale, assignment or transfer of any material assets of the Company that could reasonably be expected to result in a Material Adverse Effect; or
v.
to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect.
u.
In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws, Company policies, or Company contracts (collectively “Personal Information”) by or on behalf of the Company, the Company is and has been in

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compliance in all material respects with (i) all applicable laws (including, without limitation, laws relating to privacy, data and information security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Company’s privacy policies, including any written statements regarding privacy and security and (iii) the requirements of any contract codes of conduct or industry standards by which the Company is bound ((i) – (iii), “Privacy Requirements”). The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information, confidential information, and other data collected by it or on its behalf, owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To the Company’s knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company such that Privacy Requirements require or required the Company to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company’s confidential information or trade secrets.
v.
None of the Company nor, to the Company’s knowledge, any of the Company’s directors, officers, employees, stockholders or agents is a Sanctioned Person (as defined below). Each of the Company, and to the Company’s knowledge, the Company’s directors, officers, employees, stockholders and agents, while acting on behalf of the Company is in compliance with, and has not previously violated, in the last five years, any of the Sanctions (as defined below), the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001, and the U.S. Money Laundering Control Act of 1986, as amended through the date hereof, to the extent applicable to the Company, and all other applicable anti-money laundering and economic sanctions laws and regulations of the United States or any other applicable jurisdiction. To the Company’s knowledge, none of (i) the purchase and sale of the Shares, (ii) the use of the purchase price for the Shares, (iii) the execution, delivery and performance of this Agreement or (iv) the consummation of any transaction contemplated hereby, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including, without limitation, the Subscribers, of any Sanctions or of any anti-money laundering laws or economic sanctions laws and regulations of the United States or any other applicable jurisdiction. For the purposes of this paragraph: (a) “Sanctions” means any of the laws, executive orders, regulations and rules related to sanctions programs administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) as described on OFAC’s website at www.treas.gov/ofac, the Bureau of Industry and Security of the U.S. Department of Commerce (“BIS”) or the U.S. Department of State (“State Department”) and (b) “Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the Sanctions prohibit or restrict a U.S. Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”) and other lists maintained by OFAC, the BIS Entity List, Denied Persons List and Unverified List, and the sanctions lists maintained by the State Department, as each such list may be amended from time to time.
6.
Subscriber Representations and Warranties. The undersigned, represents and warrants to the Company that:

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a.
The undersigned is (i) a “qualified institutional buyer” (as defined under the Securities Act) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or issuance in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Likewise, if Subscriber is a not a U.S. person (within the meaning of Regulation S under the Securities Act), and Subscriber is organized or resident in the European Economic Area, Subscriber is (x) a “qualified investor” within the meaning of Regulation (EU) 2017/1129, as amended and (y) not a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU on markets in financial instruments, as amended (the “Markets in Financial Instruments Directive”); or (b) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of the Markets in Financial Instruments Directive.
b.
The undersigned understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The undersigned understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act except (i) to the Company, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares shall contain a legend to such effect. The undersigned acknowledges that the Shares will not initially be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.
c.
The undersigned understands and agrees that the undersigned is subscribing and accepting Shares directly issued from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, or any of their officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.
d.
Either (i) the undersigned is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) the undersigned’s subscription and acceptance and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

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e.
The undersigned acknowledges and agrees that the undersigned has received, and has had an adequate opportunity to review, such financial and other information as the undersigned deems necessary in order to make an investment decision with respect to the Shares, the Company and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the undersigned’s investment in the Shares. Without limiting the generality of the foregoing, the undersigned acknowledges that it has reviewed the documents provided to the undersigned by the Company. The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.
f.
The undersigned became aware of this offering of the Shares solely by means of direct contact between the undersigned and the Company or a representative of the Company, and the Shares were offered to the undersigned solely by direct contact between the undersigned and Company or a representative of the Company. The undersigned did not become aware of this offering of the Shares, nor were the Shares offered to the undersigned, by any other means. The undersigned acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) to the knowledge of the undersigned, the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
g.
The undersigned acknowledges that it is aware that there are substantial risks incident to the issuance and ownership of the Shares. The undersigned is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and can afford a complete loss of such investment. The undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision.
h.
In making its decision to subscribe for and accept the Shares, the undersigned has relied solely upon independent investigation made by the undersigned and the representations, warranties, covenants and agreements contained herein.
i.
The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
j.
The undersigned has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.
k.
The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any

EU-DOCS\41264617.3

agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, which, in each case, would reasonably be expected to have a material adverse effect on the legal authority of the undersigned to enter into and timely perform its obligations under this Subscription Agreement, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.
l.
Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Shares nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.
m.
The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, however, that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, the undersigned maintains policies and procedures reasonably designed (a) for the screening of its investors against the OFAC sanctions programs, including the OFAC List, and (b) to ensure that the funds held by the undersigned and used to issue the Shares were legally derived.
n.
As of the date of this Subscription Agreement the undersigned does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement the undersigned has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. For purposes of this Subscription Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in case the undersigned is a multi-managed investment vehicle whereby separate

EU-DOCS\41264617.3

portfolio managers manage separate portions of such Subscriber’s assets, the representation set forth above in this paragraph shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.
o.
If the undersigned is a resident of Canada, the undersigned hereby declares, represents, warrants and agrees as set forth in the attached Schedule B.
7.
Additional Subscriber Agreement. The undersigned hereby agrees that, from the date of this Subscription Agreement and until the Subscription Closing, no person or entity, while acting in connection with this Subscription and on behalf of the undersigned or any of its controlled affiliates or pursuant to any understanding in connection with this Subscription with the undersigned or any of its controlled affiliates, will engage in any Short Sales with respect to securities of the Company. For purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act. Solely for purposes of this paragraph, subject to the undersigned’s compliance with its obligations under the U.S. federal securities laws and the undersigned’s internal policies, the restrictions set forth above in this paragraph shall not apply to any employees, subsidiaries, desks, groups, or affiliates of the undersigned that are effectively walled off by appropriate “fire wall” information barriers approved by the undersigned’s legal or compliance department. Notwithstanding the foregoing, if the undersigned is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 7 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.
8.
Registration Rights.
a.
The Company agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 120 calendar days if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline, and (ii) five (5) business days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Shares as shall be reasonably requested in writing by the Company to effect the registration of the Shares, and the undersigned shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the use of the Registration Statement as permitted hereunder; provided, further, however, that the undersigned shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise

EU-DOCS\41264617.3

be subject to any contractual restriction on the ability to transfer the Shares. With respect to the information to be provided by the undersigned pursuant to this Section 8, the Company shall request such information at least ten (10) business days prior to the anticipated initial filing date of the Registration Statement. The Company will provide a draft of the Registration Statement to the undersigned for review at least two (2) business days in advance of its anticipated initial filing date. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 8. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have an opportunity to withdraw from the Registration Statement. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares subscribed for by the undersigned hereunder may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable), (ii) the date on which all Shares subscribed for by the undersigned hereunder have actually been sold and (iii) the date which is three (3) years after the initial Registration Statement filed hereunder is declared effective (the “Effectiveness Period”). For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the undersigned), as applicable, qualify the Shares for listing on NYSE, Nasdaq or other applicable stock exchange on which the Class A Shares are then listed, and update or amend the Registration Statement as necessary to include the Shares. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 8. The undersigned shall not be entitled to use the Registration Statement for an underwritten offering of Shares and notwithstanding anything to the contrary in this Subscription Agreement, the Company shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales of the Shares under the Registration Statement. For purposes of this Section 8, “Shares” shall mean, as of any date of

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determination, the Shares acquired by the undersigned pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “undersigned” shall include any affiliate of the undersigned to which the rights under this Section 8 have been duly assigned.
b.
In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall inform the undersigned as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:
i.
advise the undersigned within two (2) business days:
(1)
when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)
of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(3)
of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(4)
of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(5)
subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the undersigned of such events, provide the undersigned with any material, nonpublic information regarding the Company other than to the extent that providing notice to the undersigned of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Company and the undersigned is notified that such events are material, nonpublic information at the time of notification;

ii.
use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

EU-DOCS\41264617.3

iii.
upon the occurrence of any event contemplated in Section 8.b.i(5) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
iv.
use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Class A Shares have been listed;
v.
use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act until the expiry of the Effectiveness Period; and
vi.
if in the opinion of counsel to the Company, it is then permissible to remove the restrictive legend from the Shares pursuant to Rule 144 under the Securities Act, then at Subscriber’s request, the Company will request its transfer agent to remove the legend set forth in Section 6.b. above. In the event that the undersigned and its broker(s) provide any certifications requested by the Company or its counsel, the Company shall use its commercially reasonable efforts to have the legend removal referenced above apply to all shares held by the Subscriber in a single transaction.
c.
Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that (x) the Company may not delay or suspend the Registration Statement on more than two (2) occasions, for more than sixty (60) consecutive calendar days, or for more than ninety (90) total calendar days, in each case during

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any twelve-month period and (y) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each of the undersigned agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to the undersigned’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, and (B) as otherwise required by law or subpoena. Notwithstanding anything to the contrary, after the Effectiveness Date, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of the undersigned in connection with any sale of Shares with respect to which the undersigned has entered into a contract for sale prior to the undersigned’s receipt of the notice of a Suspension Event and which has not yet settled. If so directed by the Company, each of the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Shares in its possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the undersigned is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
d.
Subscriber may deliver written notice (including via email) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 8; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless and until subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective registration statement, Subscriber will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 8.e.d) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) business day of Subscriber’s notification, by delivering to Subscriber a copy of such notice of Suspension Event that would have been provided, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension

EU-DOCS\41264617.3

Event immediately upon its availability, and Subscriber shall comply with any restrictions on using such Registration Statement during such Suspension Event.
e.
The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the undersigned (to the extent a seller under the Registration Statement), the officers, directors, employees, investment advisers and agents of each of them, and each person who controls the undersigned (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 8, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information provided, however, that the Company shall not be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner (to the extent a prospectus was required to be delivered by Subscriber under applicable law), (C) as a result of offers or sales effected by or on behalf of any person by means of a free writing prospectus (as defined in Rule 405 of the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 7 hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.
f.
Each of the undersigned shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue

EU-DOCS\41264617.3

statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein. In no event shall the liability of any of the undersigned be greater in amount than the dollar amount of the net proceeds received by the undersigned upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.
g.
Any person entitled to indemnification pursuant to this Section 8 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement for which indemnification could be sought hereunder which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
h.
If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, in lieu of indemnifying the indemnified party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 8.h. shall be individual, not joint and several, and in

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no event shall the liability of the Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification or contribution obligation.
9.
Termination. This Subscription Agreement shall terminate and be void and of no further force or effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (b) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.
10.
Miscellaneous.
a.
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 10.a.):

Wallbox N.V.

Carrer del Foc, 68

Barcelona, Spain 08038

Attention: Enric Asunción

Email: enric@wallbox.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

United States

Attention: Andrew Fabens

Email: AFabens@gibsondunn.com

If to the undersigned, to the address or email address set forth for the undersigned on the signature page hereof.

b.
All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

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c.
If any term or other provision of this Subscription Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Subscription Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Subscription Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
d.
This Subscription Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Subscription Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto except that (i) this Subscription Agreement and any of the Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Subscriber or by an "affiliate" (as defined in Rule 12b-2 under the Exchange Act) of such investment manager without the prior consent of the Company and (ii) the Subscriber’s rights under Section 8 are deemed to be assigned to an assignee or transferee of the Shares, provided, that such assignee will be deemed to have made each of the representations, warranties and covenants of the Subscriber set forth in Section 6 as of the date of such assignment and as of the Subscription Closing, and no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder.
e.
This Subscription Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as otherwise expressly set forth in subsection (p) of this Section 10, nothing in this Subscription Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Subscription Agreement.
f.
This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Subscription Agreement shall be heard and determined exclusively in any Supreme Court of the State of New York; provided, however, that if jurisdiction is not then available in the Supreme Court of the State of New York, then any such legal action may be brought in any federal court located in the State of New York or any other New York state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Subscription Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein

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shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Subscription Agreement, or the subject matter hereof, may not be enforced in or by such courts.
g.
Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this SUBSCRIPTION Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this SUBSCRIPTION Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this SECTION 10.g.
h.
The descriptive headings contained in this Subscription Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.
i.
This Subscription Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
j.
The parties hereto agree that irreparable damage would occur in the event any provision of this Subscription Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
k.
Except as otherwise provided herein, all costs and expenses incurred in connection with this Subscription Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

EU-DOCS\41264617.3

l.
This Subscription Agreement may be amended in writing by the parties hereto at any time prior to the Subscription Closing. This Subscription Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
m.
At any time, the Company may (a) extend the time for the performance of any obligation or other act of the undersigned, (b) waive any inaccuracy in the representations and warranties of the undersigned contained herein or in any document delivered by the undersigned pursuant hereto and (c) waive compliance with any agreement of the undersigned or any condition to its own obligations contained herein. At any time, the undersigned may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
n.
The language used in this Subscription Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
o.
The Company may request from the undersigned such additional information as the Company may deem necessary to evaluate the eligibility of the undersigned to acquire the Shares, and the undersigned shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
p.
The undersigned acknowledges that the Company will rely on the undersigned’s acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. The Company acknowledges that the undersigned will rely on the Company’s acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, each of the parties agrees to promptly notify the other parties if (i) any of such party’s acknowledgments, understandings, agreements, representations and warranties (other than any such representations and warranties that are qualified by materiality) made herein are no longer accurate in any material respect or (ii) any of such party’s representations and warranties made herein that are qualified by materiality are no longer accurate in any respect. Each of the parties agrees that the purchase by the undersigned of Shares from the Company and the issuance of Shares by the Company to the undersigned will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such party as of the time of such subscription and/or purchase.
q.
Each of the Company and the undersigned is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority or NYSE, as applicable, to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

EU-DOCS\41264617.3

11.
Separate Obligations. The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of the Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or other investor or by any agent or employee of any Other Subscriber or other investor, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or other investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber, on the one hand, and any Other Subscriber or other investor, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and any Other Subscriber or other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements; provided, that it is acknowledged that the Subscriber may be under common management with one or more Other Subscribers. Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

EU-DOCS\41264617.3

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which shares are to be registered (if different):	Date: [•], 2026

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:__________________
Telephone No.:

Number of Shares subscribed for: [•]

Aggregate Subscription Amount: $[•]	Price Per Share: $[•]

EU-DOCS\41264617.3

IN WITNESS WHEREOF, Wallbox N.V. has accepted this Subscription Agreement as of the date set forth below.

WALLBOX N.V.

	By:	Wallbox NV

Name:

Title:

Date: [•], 2026

EU-DOCS\41264617.3

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A. QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B. ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1. ☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) for one or more of the following reasons (Please check the applicable subparagraphs):

 Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

 Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

 Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

 Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

 Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that

Schedule A

EU-DOCS\41264617.3

was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

 Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose subscription/purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

 Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

 Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

 Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph and that is an institution; or

☐ We are an entity in which all of the equity owners are accredited investors (Please check the applicable subparagraphs):


Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;


Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the

Schedule A

EU-DOCS\41264617.3

primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;


Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

 Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or


Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.


Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated

Schedule A

EU-DOCS\41264617.3

fair market value of the primary residence at the time of the sale of securities shall be included as a liability;


Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

C. AFFILIATE STATUS

(Please check the applicable box)

THE INVESTOR:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Investor.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Schedule A

EU-DOCS\41264617.3

SCHEDULE B
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR (Canadian Investors Only)

1. We hereby declare, represent and warrant that:

(a) we are subscribing for the Shares as principal for our own account, or are deemed to be subscribing for the Shares as principal for our own account in accordance with applicable Canadian securities laws, and not as agent for the benefit of another investor;

(b) we are residents in or subject to the laws of one of the provinces or territories of Canada;

(c) we are entitled under applicable securities laws to subscribe and accept the Shares without the benefit of a prospectus qualified under such securities laws and, without limiting the generality of the foregoing, are both:

a. an “accredited investor” as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or section 73.3(2) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion in Section 10 below, and we are not a person created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and

b. a “permitted client” as defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) by virtue of satisfying the indicated criterion in Section 12 below.

(d) we have received, reviewed and understood, this Subscription Agreement and certain disclosure materials relating to the placing of Shares in Canada and, are basing our investment decision solely on this Subscription and the materials provided by the Company and not on any other information concerning the Company or the offering of the Shares;

(e) the acquisition of Shares does not and will not contravene any applicable Canadian securities laws, rules or policies of the jurisdiction in which we are resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document or (ii) any registration or other similar obligation on the part of any person;

(f) we will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities laws to permit the subscription for the Shares on the terms set forth herein and, if required by applicable Canadian securities laws, will execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the

EU-DOCS\41264617.3

subscription for the Shares as may be required by any applicable Canadian securities laws, securities regulator, stock exchange or other regulatory authority; and

(g) neither we nor any party on whose behalf we are acting has been established, formed or incorporated solely to acquire or permit the subscription of Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable Canadian securities laws.

2. We are aware of the characteristics of the Shares, the risks relating to an investment therein and agree that we must bear the economic risk of its investment in the Shares. We understand that we will not be able to resell the Shares under applicable Canadian securities laws except in accordance with limited exemptions and compliance with other requirements of applicable law, and we (and not the Company) are responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Canadian securities laws in connection with any resale of the Shares.

3. We hereby undertake to notify the Company immediately of any change to any declaration, representation, warranty or other information relating to us set forth herein which takes place prior to the closing of the subscription and acceptance of the Shares applied for hereby.

4. We understand and acknowledge that (i) the Company is not a reporting issuer in any province or territory in Canada and its securities are not listed on any stock exchange in Canada and there is currently no public market for the Shares in Canada; and (ii) the Company currently has no intention of becoming a reporting issuer in Canada and the Company is not obligated to file and has no present intention of filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Shares to the public, or listing the Company’s securities on any stock exchange in Canada and thus the applicable restricted period or hold period may not commence and the Shares may be subject to an unlimited hold period or restricted period in Canada and in that case may only be sold pursuant to limited exemptions under applicable securities legislation.

5. We confirm we have reviewed applicable resale restrictions under relevant Canadian legislation and regulations.

6. It is acknowledged that we should consult our own legal and tax advisors with respect to the tax consequences of an investment in the Shares in our particular circumstances and with respect to the eligibility of the Shares for investment by us and resale restrictions under relevant Canadian legislation and regulations, and that we have not relied on the Company or on the contents of the disclosure materials provided by the Company, for any legal, tax or financial advice.

7. If we are a resident of Quebec, we acknowledge that it is our express wish that all documents evidencing or relating in any way to the sale of the Shares be drawn in the

EU-DOCS\41264617.3

English language only. Si nous sommes résidents de la province de Québec, nous reconnaissons par les présentes que c’est notre volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des engagements soient rédigés en anglais seulement.

8. We understand and acknowledge that we are making the representations, warranties and agreements contained herein with the intent that they may be relied upon by the Company and the agents in determining our eligibility to subscribe for the Shares, including the availability of exemptions from the prospectus requirements of applicable Canadian securities laws in connection with the issuance of the Shares.

9. We consent to the collection, use and disclosure of certain personal information for the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self-regulatory authorities in Canada and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities.

10. If we are an individual resident in Canada, we acknowledge that: (A) the Company or the agents may be required to provide personal information pertaining to us as required to be disclosed in Schedule I of Form 45-106F1 Report of Exempt Distribution (“Form 45-106F1”) under NI 45-106 (including its name, email address, address, telephone number and the aggregate Subscription Price paid by the subscriber) (“personal information”) to the securities regulatory authority or regulator in the local jurisdiction (the “Regulator”); (B) the personal information is being collected indirectly by the Regulator under the authority granted to it in securities legislation; and (C) the personal information is being collected for the purposes of the administration and enforcement of the securities legislation; and by subscribing/purchasing the securities, we shall be deemed to have authorized such indirect collection of personal information by the Regulator. Questions about the indirect collection of information should be directed to the Regulator in the local jurisdiction, using the contact information set out below:

(a) in Alberta, the Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, toll free in Canada: 1-877-355-0585;

(b) in British Columbia, the British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6581, toll free in Canada: 1-800-373-6393, Email: inquiries@bcsc.bc.ca;

(c) in Manitoba, The Manitoba Securities Commission, 500 - 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, toll free in Manitoba 1-800-655-5244;

EU-DOCS\41264617.3

(d) in New Brunswick, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, toll free in Canada: 1-866-933-2222, Email: info@fcnb.ca;

(e) in Newfoundland and Labrador, Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador, A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189,

(f) in the Northwest Territories, the Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320, Yellowknife, Northwest Territories X1A 2L9, Attention: Deputy Superintendent, Legal & Enforcement, Telephone: (867) 920-8984;

(g) in Nova Scotia, the Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768;

(h) in Nunavut, Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590;

(i) in Ontario, the Inquiries Officer at the Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, toll free in Canada: 1-877-785-1555, Email: exemptmarketfilings@osc.gov.on.ca;

(j) in Prince Edward Island, the Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569;

(k) in Québec, the Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Email:financementdessocietes@lautorite.qc.ca (For corporate finance issuers), fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers);

(l) in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5879; and

(m) in Yukon, Government of Yukon, Department of Community Services, Law Centre, 3rd Floor, 2130 Second Avenue, Whitehorse, Yukon Y1A 5H6, Telephone: (867) 667-5314.

EU-DOCS\41264617.3

11. We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, an “accredited investor” as defined in NI 45-106 or section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion below:

Please check the category that applies:

☐ a Canadian financial institution or a Schedule III bank of the Bank Act (Canada),

☐ the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

☐ a subsidiary of any person or company referred to in paragraphs (a) or (b) if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐ a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,

[omitted]

(e.1) [omitted]

☐ the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or of the government of a province or territory of Canada,

☐ a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐ any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

[omitted]

☐ (j.1) an individual who beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$5,000,000,

[omitted]

[omitted]

EU-DOCS\41264617.3

☐ a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

☐ an investment fund that distributes or has distributed its securities only to a person that is or was an accredited investor at the time of the distribution,

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment],

☐ an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐ a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐ a person acting on behalf of a fully managed account1 managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

☐ a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐ an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function,

☐ a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐ an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

1. A “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

EU-DOCS\41264617.3

☐ a person that is recognized or designated by the Commission as an accredited investor,

☐ a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

12. We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, a “permitted client” by virtue of the criterion indicated below,

Please check the category that applies:

☐ (a) a Canadian financial institution or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐ (c) a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

☐ (d) a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

☐ (e) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;

☐ (f) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e);

☐ (g) the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Quebec;

EU-DOCS\41264617.3

☐ (j) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

☐ (k) a person or company acting on behalf of a managed account managed by person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐ (l) an investment fund if one or both of the following apply:

(i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(ii) the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐ (m) in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐ (n) in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐ (o) a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐ (p) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5 million;

☐ (q) a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

☐ (r) a person or company, other than an individual or an investment fund, that has net assets of at least Cad$25,000,000 as shown on its most recently prepared financial statements; or

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☐ (s) a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) through (r).

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